                                                                EXHIBIT (23)


                              Consents of Experts

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-94014 on Form S-8 of Richman Gordman 1/2 Price Stores, Inc. of our reports dated April 12, 1996, appearing in this Annual Report on Form 10-K of Richman Gordman 1/2 Stores, Inc. for the year ended February 3, 1996





DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 12, 1996